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                                                                   EXHIBIT 10.42

                          HOSPITALITY ADVISORY, ASSET
                   MANAGEMENT AND SUPPORT SERVICES AGREEMENT


     This Hospitality Advisory, Asset Management and Support Services Agreement (this "Agreement") is entered into as of the 30th day of September, 1997, but with an effective date of September 1, 1997 ("Effective Date") by and among Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership ("OpCo OP"), and each of the entities listed on Annex I hereto (each
                                                            -------
a "CHCI Subsidiary").

                                  WITNESSETH:

     WHEREAS, each CHCI Subsidiary desires to engage OpCo OP to provide certain hospitality advisory, asset management and support services to such CHCI Subsidiary on the terms and conditions hereinafter set forth, and OpCo OP desires to accept such engagement.

     WHEREAS, each CHCI Subsidiary will, with the benefit of the services to be provided by OpCo OP pursuant to this Agreement, continue to actively conduct its existing business with respect to the Assets (as hereinafter defined).

     NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto hereby agree as follows:

     1.   Appointment; Services.  Each CHCI Subsidiary hereby engages OpCo OP to
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provide hospitality advisory, asset management and support services as set forth below regarding, as applicable, the management, development, improvement, leasing and operation of the leaseholds and management contracts and other assets owned by or allocable to such CHCI Subsidiary, as listed next to such CHCI Subsidiary on Annex I hereto (collectively the "Assets"), all in accordance
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with the terms of the applicable leases, management contracts and other agreements binding on such CHCI Subsidiary and pursuant to which such Assets are held by the applicable CHCI Subsidiary (collectively, the "Asset Documents").
The services to be provided by OpCo OP pursuant to this Section 1 shall be the following:

          (a)    Asset Management. OpCo OP shall provide the asset management
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services for the benefit of each CHCI Subsidiary which are listed on Exhibit A
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hereto. Notwithstanding anything herein to the contrary, CHCI and the CHCI
Subsidiaries shall retain the discretion and authority to make all final determinations and decisions with respect to the Assets.

          (b)    Hospitality Advice.  OpCo OP will keep each CHCI Subsidiary
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generally advised with respect to ongoing hospitality investment activities, markets and practices. OpCo OP shall also make recommendations to each CHCI Subsidiary regarding suggested changes to the operations or Assets that OpCo OP believes appropriate to advance the strategic, financial, or operational prospects of such Assets.
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          (c)    Records and Accounts; Reports.  OpCo OP shall keep and
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maintain or cause to be kept and maintained full and complete documentation and records of all transactions involving or relating to the Assets consistent with the scope of the Services (defined below) and full and complete financial books and records of account in connection with all assets with respect to which they are providing services from time to time during the term of this Agreement, in each case in accordance with the Asset Documents. Such books and records of account shall be the property of each CHCI Subsidiary and shall be maintained in such manner as such CHCI Subsidiary shall from time to time reasonably require, whether for its own use, for issuance to governmental authorities or for any other purpose. OpCo OP also agrees to prepare and furnish to each CHCI Subsidiary and to persons designated by such CHCI Subsidiary, at such regular intervals and other times as may be specified by such CHCI Subsidiary from time to time (i) such balance sheets, income and expense statements and other financial statements and reports and (ii) such other statements, reports and information, in each case regarding the Assets as such CHCI Subsidiary shall from time to time reasonably require or which may be required under the Asset Documents. All documents, books, records and accounts required herein to be maintained by OpCo OP, as well as all other documents, books and records in OpCo OP's possession relating to the Assets and/or the Partnership, shall be (i) made available to the applicable CHCI Subsidiary, its accountants, auditors and other representatives and designees for inspection and/or copying (at such CHCI Subsidiary's expense) at OpCo CP's business offices or at the location of the Asset, if applicable, and (ii) returned to the applicable CHCI Subsidiary promptly upon request. All documents, books, records and accounts described in this paragraph (c) shall be subject to such confidentiality requirements which the CHCI Subsidiaries may from to time reasonably impose.

          (d)    Consultation; Administrative Support  OpCo OP shall consult
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with each CHCI Subsidiary and its representatives on any and all matters requested by such CHCI Subsidiary relating directly or indirectly to the performance of the Assets. OpCo OP shall, further, provide such advice and administrative services in addition to the services set forth above as each CHCI Subsidiary shall from time to time reasonably request to support the creation, development and strengthening of such CHCI Subsidiary's business relationships and the improvement of its business operations.

     OpCo OP hereby accepts such engagement and agrees to perform all such services on the terms and conditions contained in this Agreement; provided, however, that the ultimate decision making authority with respect to the Assets shall remain with the CHCI Subsidiaries. All of the services undertaken by OpCo OP in this Section 1 are herein referred to collectively as the "Services".

     2.   Personnel and Contractors.  OpCo OP agrees to hire, pay, and supervise
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at its cost and expense all employees and personnel necessary for the performance by OpCo OP of the Services and its other obligations under this Agreement; provided, however that all Miami-based executive personnel and on-site employees and personnel required for the operation of the Assets shall continue to be employees of the applicable CHCI Subsidiary or affiliates

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thereof at such CHCI Subsidiary's or affiliate's sole cost and expense. In addition, OpCo OP may engage or cause to be engaged unrelated third parties, including without limitation, architects, accountants, attorneys, engineers, contractors, and consultants, as OpCo OP shall determine from time to time are necessary or appropriate to facilitate the discharge by OpCo OP of its obligations hereunder; provided, however, that (i) OpCo OP shall continue to be responsible for the proper performance of all tasks and obligations performed by such unrelated third parties and (ii) OpCo OP shall not, without the applicable CHCI Subsidiary's prior written consent, delegate to any third party its responsibility for the direction, supervision and performance of all material discretionary duties included in the Services with respect to such CHCI Subsidiary's Assets. Unless the services of such third parties are requested by a CHCI Subsidiary, the cost of such third parties shall be borne by OpCo OP. Each CHCI Subsidiary agrees that, except as aforesaid, the performance of any obligations of OpCo OP hereunder by any such third parties shall be deemed to be performance of such obligation by OpCo OP for purposes of this Agreement.

     3.   Fees and Disbursements.  As full and complete compensation for OpCo
          ----------------------
OP's services pursuant to this Agreement, each CHCI Subsidiary agrees to pay OpCo OP a fee (the "Fee") calculated and payable in accordance with the schedule set forth in Exhibit B attached hereto and hereby made a part hereof.
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     In addition to the Fees, OpCo OP shall be entitled to obtain reimbursement from each CHCI Subsidiary for any fees, costs and expenses incurred by OpCo OP which are payable to third party contractors engaged by OpCo OP at the request of any CHCI Subsidiary. All salaries, wages, fringe benefits and other compensation of employees and personnel of OpCo OP, or for any office facilities of OpCo OP or utility, equipment, supply or telecommunications costs, accounting (exclusive of the charges of independent auditors), data processing and administrative service costs, and travel and educational costs relating to the employees and personnel of OpCo OP, shall be borne by OpCo OP for its own account.

     4.   Term; Termination by OpCo OP and each CHCI Subsidiary.
          -----------------------------------------------------

          (a)    Term. Unless sooner terminated as hereinafter set forth, this
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Agreement shall continue in effect for one year from the Effective Date.

          (b)    Early Termination.  Either OpCo OP or the CHCI Subsidiaries
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acting collectively (but excluding GAH-II, L.P. for such purpose), may terminate this Agreement at any time upon thirty (30) days' notice following the termination of any of the agreements set forth in a list previously agreed upon and acknowledged for such purpose by OpCO OP and CHCI.

          (c)    Return of Records. Upon the expiration or termination of this
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Agreement, OpCo OP shall return to each applicable CHCI Subsidiary all Asset
Documents and all deeds, notes, mortgages, contracts, leases, licenses, permits, surveys, maps, charts, photographs, reports and other documents, instruments, books, records and accounts

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(collectively, "records") pertaining to such CHCI Subsidiary's Assets which have been delivered to or are otherwise in OpCo OP's possession or control. OpCo OP shall use reasonable efforts to keep all such records in the condition they were in when delivered to OpCo OP. Each CHCI Subsidiary agrees to make such records, to the extent still in such CHCI Subsidiary's possession, available for inspection and copying by OpCo OP (at OpCo OP' expense) upon reasonable request by OpCo OP at any time and from time to time following such expiration or termination. Any records required to be maintained by law which are not delivered to a CHCI Subsidiary shall be maintained by OpCo OP for the requisite period, and OpCo OP shall make the same available to the applicable CHCI Subsidiary for inspection and copying upon request by such CHCI Subsidiary (at such CHCI Subsidiary expense) at any time and from time to time following such expiration or termination.

          (d)    Transfer of Certain Instruments and Rights.  Upon the
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expiration or termination of this Agreement, OpCo OP shall transfer, assign, deliver and turn over to the applicable CHCI Subsidiary, (i) any instruments, documents and other materials creating and/or evidencing the Assets which were not turned over pursuant to subsection 4(c) above and (ii) the benefit of all agreements entered into and actions taken by OpCo OP on behalf of the applicable CHCI Subsidiary during the term of this Agreement for the benefit of the Assets. In addition, OpCo OP shall surrender to each CHCI Subsidiary any and all powers of attorney or other instruments authorizing OpCo OP to execute documents and/or take action(s) as agent of or attorney-in-fact for such CHCI Subsidiary.

          (e)    Proration of Fees.  The portion of the Fee accrued for the
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period in which the expiration or termination of this Agreement occurs shall be appropriately pro-rated to the date of expiration or termination.

     5.   Standard of Performance.  OpCo OP shall discharge its duties at all
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times in good faith and with that degree of prudence, diligence, care and skill which a prudent person rendering services as an institutional asset manager and advisor would exercise under similar circumstances. The provisions of this Agreement shall not be interpreted to imply any obligation on the part of OpCo OP to observe any standard of care other than as set forth in this Section 5.

     6.   OpCo OP as Agent.  In the performance of the Services, OpCo OP shall
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act as each CHCI Subsidiary's agent only, and each CHCI Subsidiary hereby authorizes OpCo OP to exercise such powers with respect to the Assets as may be necessary or appropriate for the performance by OpCo OP of its obligations under this Agreement, subject to the limitations contained in this Agreement and the provisions of the Asset Documents. Except as provided in Sections 2 and 9 hereof OpCo OP shall not be obligated to advance any of its own funds to or for the account of any CHCI Subsidiary for any purpose whatsoever, including, without limitation, to pay any bills or charges incurred with respect to the Assets.

     7.   Confidential Relationship.  All information and reports furnished by
          -------------------------
the parties to this Agreement to each other and their respective agents and employees shall be treated as

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confidential and shall not be disclosed to third parties, except as the parties hereto shall otherwise agree or as may be required by law or the rules of any applicable stock exchange or similar body.

     8.    Services to Other Clients.  Each CHCI Subsidiary acknowledges that
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OpCo OP may perform services for clients other than such CHCI Subsidiary which are similar to the services to be performed by OpCo OP for such CHCI Subsidiary pursuant to this Agreement. Each CHCI Subsidiary agrees that Op Co OP may provide advice to any of its other clients that may differ from advice given to such CHCI Subsidiary, or take action with respect to assets owned by it or its other clients that may differ from the action taken with respect to the Assets, so long as OpCo OP complies with the standards set forth in Section 5 hereof and the provisions of Section 7 hereof.

     9.    Indemnification.  OpCo OP agrees to indemnify, defend and hold
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harmless each CHCI Subsidiary each of their officers and employees, from and against all loss, cost, liability and expense, including but not limited to reasonable counsel fees, which may be occasioned by the breach by OpCo OP of any of the provisions of this Agreement or by any acts of intentional misconduct, bad faith, discriminatory practice or gross negligence on the part of OpCo OP. Each CHCI Subsidiary agrees to indemnify, defend and hold harmless OpCo OP, its officers and employees, from and against all loss, cost, liability and expense, including but not limited to reasonable counsel fees (i) which may be occasioned by the breach by such CHCI Subsidiary of any of the provisions of this Agreement or by any acts of intentional misconduct or bad faith on the part of such CHCI Subsidiary and (ii) imposed upon, incurred by or asserted against OpCo OP with respect to the Assets or its obligations hereunder including, without limitation, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq., as amended, or on any other
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federal, state or local law or regulation, whether or not presently existing, regulating the discharge of materials into the environment (including common law relating to harm or damage to persons or property), or otherwise relating to the protection of the environment; provided, however, that the indemnity provided in clause (ii) above shall not apply to Claims imposed upon, incurred by or asserted against OpCo OP which are attributable to OpCo OP's misconduct, bad faith, discriminatory practice or gross negligence.

     10.   Assignment.  This Agreement may not be assigned by any party hereto
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without the prior written consent of the other parties, which consent may be withheld by each other party in its sole discretion; provided, however, that OpCo OP shall have the right to assign its rights under this Agreement to any entity which is majority beneficially owned and controlled by OpCo OP without the prior consent of CHCI or the CHCI Subsidiaries, except that any such assignment shall not relieve OpCo OP of its obligations under this Agreement.

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     11.  Notices.  All notices and other communications required herein to be
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in writing shall be deemed sufficiently given if hand delivered by a reputable nationally recognized overnight air courier service or if sent by telefax or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to OpCo OP:   Patriot American Hospitality Operating Company
                                Tri-West Plaza
                                3030 LBJ Freeway, Suite 1500
                                Dallas, TX  75234
                                Attention:      Paul A. Nussbaum, Chairman and
                                                Chief Financial Officer
                                Telefax No.:    (972) 888-8029

               with a copy to:  Goodwin, Procter & Hoar  LLP
                                Exchange Place
                                Boston, Massachusetts 02109-2881
                                Attention:      Gilbert G. Menna, P.C.
                                Telefax No.:    (617) 523-1231

               If to any CHCI
               Subsidiary       c/o CHC International, Inc.
                                3250 Mary Street
                                Miami, FL  33133
                                Attention:      W. Peter Temling,
                                                Chief Financial Officer

               with a copy to:  Skadden, Arps, Slate, Meagher & Flom LLP
                                300 South Grand Avenue - 34th Floor
                                Los Angeles, CA  90071
                                Attention:      Jonathan H. Grunzweig, Esq.
                                Telefax No.:    (213) 687-5600

     The parties may by like notice designate any future or different address or telefax number to which subsequent notices shall be sent. Any notice shall be deemed given when received if hand delivered or sent by telefax or by air courier service, or two days after mailing if mailed as aforesaid.

     12.   Severability.  If any provision of this Agreement or the application
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thereof to any party or circumstance shall be determined by a court or regulatory authority of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision hereof shall be valid and enforceable to the fullest extent permitted by law.

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     13.   Waivers: Amendments.  No term or provision of this Agreement may be
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amended, supplemented, waived or modified orally, but only by an instrument in writing signed (i) in the case of waivers, by the party against whom enforcement of the waiver is sought or (ii) in the case of amendments, supplements or modifications, by all parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

     14.  Unavoidable Delays.  No party hereto shall be deemed in default with
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respect to the performance of any of the terms, covenants or conditions of this
Agreement if such failure to perform is due to unavoidable delays. All time periods within which a party is required to perform under the terms of this Agreement shall be extended for such period(s) of time as such performance is impaired, restricted, delayed or prohibited by reason of unavoidable delays. As used herein, the term "unavoidable delays" shall mean any and all delays beyond the reasonable control of the party otherwise responsible, including, without limitation, delays caused by governmental restrictions, governmental pre-emptions, strikes, labor disputes, lock-outs, shortages of labor or materials, acts of God, enemy actions, civil commotions, riots or insurrections and fires or other casualties.

     15.  Miscellaneous.  This Agreement embodies the entire agreement and
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understanding between OpCo OP and each CHCI Subsidiary and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Nothing in this Agreement shall be construed as creating a partnership, joint venture or employment arrangement by or between any CHCI Subsidiary and OpCo OP.

     16.  Due Authority.  Each individual executing this Agreement hereby
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represents and warrants that it has been duly authorized to execute this instrument on behalf of the entity or entities for which he or she is executing, and that the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate, partnership or other action by such entity or entities.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                              PATRIOT AMERICAN HOSPITALITY
                              OPERATING PARTNERSHIP, L.P.

                              By: Patriot American Hospitality Operating Company, its General Partner


                                        By: /s/ Leslie Ng
                                            ---------------------------
                                        Name: Leslie Ng
                                        Title: Senior Vice President


                              CHC INTERNATIONAL, INC., on behalf of
                              and as direct or indirect parent company of each of the CHCI Subsidiaries


                                        By: /s/ W. Peter Temling
                                            ---------------------------
                                        Name: W. Peter Temling
                                        Title: CFO

     Executed on behalf of GAH-II, L.P., one of the CHCI Subsidiaries:

                              DEUCE MANAGEMENT COMPANY, LLC,
                              its General Partner

                                        By: /s/ Karim Alibhai
                                            ---------------------------
                                        Name: Karim Alibhai
                                        Title: Manager


                              GAH-II CORPORATION


                                        By: /s/ W. Peter Temling
                                            ---------------------
                                        Name: W. Peter Temling
                                        Title: CFO

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